                               License Granted to

                           Turbine Truck Engines, Inc.

                                       by

                            Alpha Engines Corporation

                                  July 22, 2002

                                TABLE OF CONTENTS

Exhibit A - Confidentiality Agreement

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (Agreement) is made and entered into as of July 22,
2002, by and between ALPHA ENGINES CORPORATION, a corporation incorporated in the USA under provisions of the laws of Delaware (Alpha Engines) and TURBINE
TRUCK ENGINES, INC., a corporation organized in the USA under provisions of the laws of Delaware (Licensee).

                            Preceding Circumstances:

     A. Alpha Engines owns rights to a new gas turbine engine system including an ignition system and component parts (called Detonation Cycle Gas Turbine
Engine or Detonation Engine) that uses cyclic detonations, provided by a process called "electromagnetic isothermal combustion" (EIC), for complete combustion of any fuel. The Detonation Engine may be designed and manufactured in many sizes and configurations that enable it to produce the desired horsepower and meet the design, weight and other special requirements for various discrete applications.
Alpha Engines is in the business of licensing use of its technology for the
Detonation Engine for many different applications.

     B. Use of the Detonation Engine requires practice of Alpha Engines' (i) U.
S. Patent No. 6,000,214 issued December 14, 1999 to Robert L. Scragg, and licensed by him to Alpha Engines, as may be supplemented by (ii) U.S. and foreign patents that may be issued after the effective date of this Agreement, including any improvement patents, continuations, continuations-in-part, divisionals or foreign counterparts of such patents, and any reissued and re-examined patents that may result from such patents, whether such patents are for the Detonation Engine itself or any component part or auxiliary system used with the Detonation Engine. All of these patents are called the "Licensed
Patents" in this Agreement.

     C. Alpha Engines also owns certain technical information, data, know-how and unpatented inventions (Alpha Engines Technical Information) that are useful with the Detonation Engine. The technology for practice of the Licensed Patents, including the Alpha Engines Technical Information, is collectively called
"Detonation Engine Technology."

     D. Licensee wishes to obtain a license from Alpha Engines to manufacture and sell Detonation Engines for use as heavy duty highway truck engines. Alpha
Engines is willing to grant Licensee an exclusive license to use the Detonation
Engine in this field, subject to the terms and conditions of this Agreement.

     E. Licensee desires to receive certain technical and engineering consulting services from Alpha Engines in connection with the grant of the license. Alpha
Engines is willing to perform, on the terms and conditions of this Agreement, the services subsequently defined with respect to the Detonation Engine to be manufactured by Licensee and the production of Detonation Engines.

     NOW, THEREFORE, in consideration of the preceding circumstances and the following mutual covenants, promises and agreements, Alpha Engines and Licensee agree as follows:

     1. Grant of License and Other Rights; Reservations of Rights. Subject to
all terms and conditions set forth in this Agreement and related agreements:

     1.1 Grant of License. Alpha Engines hereby grants to Licensee a limited, nontransferable, exclusive license under the Licensed Patents to use the
Detonation Engine Technology, including the Alpha Engines Technical Information, solely for manufacture of, marketing and sales of heavy duty highway truck engines with power ranges from 300 to 1,000 horsepower for use as engines for heavy duty highway trucks (Field of Use).

     1.2 Sublicensing. Licensee shall have the right to grant sublicenses,  but only for use entirely within the Field of Use, and only to parties who are first approved by Alpha Engines in writing. Alpha Engines' approval shall not be unreasonably withheld if, in its judgment, the proposed sublicensee has the financial capability, technological skills and manufacturing plans to actively conduct a substantial program for production of Detonation Engines. As an express condition of any sublicense, the sublicensee must agree with Licensee and Alpha Engines in writing to be bound by all applicable provisions of this
Agreement, and to be subject to its terms and provisions, and to be obligated directly to Alpha Engines, in the same manner and to the extent of the sublicensee's activities, without limitation by reason of enumeration, for the payment of applicable licensee fees and royalties, confidentiality provisions, providing of reports of its activities, and the performance of all other obligations that apply to Licensee. Sublicensees shall have no right to, directly or by implication, estoppel or otherwise, sublicense another. No right or license is granted herein to any third party, by implication, estoppel or otherwise. Each sublicense shall also expressly state that the covenants of the sublicense and of this Agreement run for the benefit of Licensee and Alpha
Engines, and that Alpha Engines is an intended third-party beneficiary of those covenants. Licensee agrees that the grant of one or more sublicenses and the exercise of any rights under this Agreement by a sublicensee shall not relieve
Licensee of any of its obligations, duties or limitations under this Agreement.
Notwithstanding any other provisions of this Agreement, Licensee may not sublicense to any person or entity unless that sublicensee agrees to the royalty-free grantback without charge of the sublicensee's Alpha Engines
Improvements to Alpha Engines and its licensees.

     1.3 Improvements.

               (a) Title and Right to Patent.  All improvements,  inventions and technological advances of any type that affect the Detonation Engine
        Technology, whether made or conceived solely by Alpha Engines, or jointly by Alpha Engines and Licensee and its agents, or solely by
        Licensee and its agents, whether patentable or not, regardless of where made or during or after working hours (Alpha Engine
        Improvements), shall be titled solely in Alpha Engines. This agreement is made by Licensee as partial consideration for Alpha Engines' grant of the license described in this Agreement and also as works made for hire for Alpha Engines. Licensee will assign all such Improvements to
        Robert L. Scragg, or another principal of Alpha Engines, and he will be the sole party authorized to apply for patents, if appropriate.
        Licensee hereby assigns all rights and title to Alpha Engines
        Improvements made solely or jointly by it and its agents during the term of this Agreement and for one year thereafter to Alpha Engines.
        Licensee, for itself and its agents, agrees, at no expense to Alpha
        Engines, to execute all documents deemed necessary or advisable by
        Alpha Engines in connection with preparation and prosecution of patent applications, and protection of patents, trade secrets and copyrights related to Alpha Engines Improvements.

               (b) License to Use Alpha Engines Improvements. During the term of this Agreement, Alpha Engines agrees to disclose to and grants to
        Licensee a limited, non-transferable, non-exclusive license to practice and use Alpha Engines Improvements, including any patent or improvement patent, to the Detonation Engine Technology, such practice and use to be limited solely to the Field of Use. Licensee agrees that it shall hold all such information provided by Alpha Engines subject to the provisions of confidentiality contained in this Agreement and any related confidentiality agreements with Alpha Engines.

               (c) Disclosure of Alpha Engines Improvements. Details,
        descriptions and technical data regarding Alpha Engines Improvements, when developed by Licensee or its agents, shall be fully conveyed by
        Licensee to Alpha Engines without delay, in order that Alpha Engines may take full advantage of them for the purposes previously described in this section and for the improvement of the design and manufacture of Detonation Engines in uses outside the Field of Use.

     1.4 License of Trademark. Licensor also grants Licensee a limited exclusive right to use, and Licensee undertakes to use, pursuant to the terms of this Agreement, the trademark "Alpha Truck Engines" in the manufacture and sale of its heavy-duty truck engines in the Field of Use. Licensee recognizes the prior right and title of Alpha Engines in the corporate name, Alpha Engines
Corporation and in the trademark Alpha Engines.. Licensee will not use Alpha
Truck Engines in its corporate name or assert that use by Alpha Engines or by its licensees of the trademark Alpha Engines is confusingly similar to the corporate name and trademark of Licensee. When using the trademark in advertising or on engines, or in any other manner, Licensee will include the symbol ® to show the federal registration of the trademark. Licensee's right to use the trademark is non-divisible and shall not be assignable without the prior written consent of Alpha Engines, which it may withhold in its sole and absolute discretion. Any such assignment or transfer without such consent shall be void and of no effect.

     1.5 EIC Ignition System. Operation of a Detonation Engine requires Alpha
Engine's EIC ignition process (EIC Ignition System). Subject to the terms and conditions of this Agreement, Alpha Engines grants Licensee the right to purchase from Alpha Engines or its licensed manufacturer, as designated from time to time by Alpha Engines, EIC Ignition Systems necessary for operation of each Detonation Engine. The purchase and sale of EIC Ignition Systems shall be on the terms subsequently described in this Agreement. Licensee shall have no right to make or have made, any EIC Ignition System used with Detonation Engines or to market (including selling and offering to sell) any EIC Ignition System other than those it purchases from Alpha Engines for use with Detonation
Engines.

     1.6 CNF Agreement. The license and rights granted to Licensee under this
Agreement are subject to the right of first refusal held by CNF Transportation,
Inc. (CNF), formerly Consolidated Freightways, Inc., under the agreement dated
September 15, 1988 between Alpha Engines and CNF, to form a joint venture with
Alpha Engines, after the development and testing of a demonstration engine, for the manufacture of heavy-duty truck engines, both for the fleet of CNF and exclusive sales of heavy-duty truck engines. Alpha Engines hereby assigns to
Licensee all rights of Alpha Engines under its agreement with CNF to enter into such a joint venture with CNF, and Licensee agrees to fulfill the obligations of
Alpha Engines under the CNF agreement related to the joint venture.

     1.7 Reservation of Rights by Alpha Engines. Alpha Engines hereby reserves to itself and its successors and assigns, subject only to the grant of the license described in this Agreement, all rights of ownership of the Detonation
Engine Technology, including but not limited to: (i) the right, by itself or with others, to develop, design, manufacture, construct, operate, use, sell and market (including selling and offering to sell) Detonation Engines in all fields of use other than the Field of Use, anywhere in the world; (ii) the right to license, sublicense, use, produce, patent, protect, sell and market (including selling and offering to sell) the Detonation Engine Technology to anyone anywhere in the world; (iii) the exclusive right to title and ownership of Alpha
Engines Improvements and to apply for and patent (or assign to Robert L. Scragg or other principal of Alpha Engines) Alpha Engines Improvements; (iv) the
exclusive right to use and license all trade names and trademarks used by Alpha
Engines or its licensees or sublicensees, including Licensee, in connection with the Detonation Engine Technology anywhere in the world; (v) the right, by itself or with others, to develop, design, construct, license and market (including selling and offering to sell) all EIC Ignition Systems and component parts used for operation of Detonation Engines; (vi) the ownership of all aspects of the
Detonation Engine Technology embodied in any designs, plans, specifications, and drawings for Detonation Engines, auxiliary systems and component parts; (vii)
construction standards, operating standards and procedures for Detonation
Engines; (viii) all knowhow, technology, trade secret and other proprietary information provided by Alpha Engines for the use of Licensee or that can be discovered by an examination of a Detonation Engine; (ix) all rights to use the corporate name Alpha Engines Corporation, and the trade mark Alpha Engines and variations of Alpha Engines, except when used as Alpha Truck Engines, and (x)
all rights not specifically granted to Licensee in this Agreement.

     2. Technical and Engineering Information and Services. Subject to
compensation to Alpha Engines or Robert L. Scragg, the inventor, or in appropriate situations, to both of them, as subsequently provided for in this
Agreement, and for the purpose of enabling Licensee more fully to exercise the right and license granted to it by this Agreement, Alpha Engines agrees to demonstrate the Alpha Engines Technical Information, and either it or Robert L.
Scragg will perform certain technical and engineering services for Licensee in support of design and operation of a production prototype of a Detonation Engine for use in the Field of Use, but only to the extent of transferring information reasonably necessary for a person skilled in the art of producing turbine engines to produce a Detonation Engine for the Field of Use. Any technical and engineering services performed for Licensee pursuant to this Agreement shall be of the same quality and in the same detail as Alpha Engines would use for its own operations. Such services shall be provided on an as-needed basis to the reasonable extent of the capabilities of the person providing the services.

     2.1 Preliminary Engineering Consulting Services. Upon signing of this
License Agreement by both parties, Licensee will enter into a separate contract with Alpha Engines or Robert L. Scragg or both for certain technical and consulting services for Licensee in connection with the development of
Licensee's Detonation Engine for the Field of Use. The services shall be provided primarily at Licensee's facilities or manufacturing plant, during the periods of development, preliminary design, detailed design and manufacture and testing of the production prototype. The services will exclude fabrication drawings. The services under the separate contract will be limited to consulting concerning plans and specifications for construction of a production prototype for Licensee's Detonation Engine, materials, and development of component parts and auxiliary systems (excluding the EIC Ignition System to be sold to Licensee by Alpha Engines or its separate licensee) that are necessary for use of the
Licensee's Detonation Engine. Such information is sometimes called design consulting. Licensee shall, promptly upon receipt of invoices, pay such consulting fees plus the travel and reasonable out-of-pocket living expenses of the persons providing the design consulting services.

     2.2 Detailed Engineering Services. If Licensee enters into a separate contract for such services, Alpha Engines or Robert L. Scragg or both will provide detailed engineering services to Licensee related to production of
Licensee's Detonation Engine. These detailed engineering services will provide
Licensee a complete engineering package; heat, energy and material balances;
major equipment lists and specifications; and detailed fabrication drawings for the engines and component parts to be manufactured by Licensee. This information is sometimes called engineering consulting. Licensee shall, promptly upon receipt of invoices, pay such consulting fees plus the travel and reasonable out-of-pocket living expenses of the persons providing the engineering consulting services.

     2.3 Production and Operating Consulting Services. If Licensee enters into a separate contract for such services, and upon ninety days prior written request of Licensee, Alpha Engines or Robert L. Scragg or both will provide to Licensee, for use by it, additional consulting services in connection with development by
Licensee of production plant engineering design specifications, detailed plant design and specifications, and operating instructions or manuals that are necessary to operate the Detonation Engines and its component parts and auxiliary systems. The fee consulting services may include production information, quality control tests and inspections of products. Alpha Engines or
Robert L. Scragg or both and Licensee will negotiate reasonable consulting service rates or fixed price consulting service contract fees for such services and information. Licensee shall, promptly upon receipt of invoices, pay such consulting fees plus the travel and reasonable out-of-pocket living expenses of the persons providing the additional consulting services.

     2.4 No Other Assistance. Neither Alpha Engines, nor anyone else affiliated with it will be required to provide to Licensee, and Licensee does not expect or desire to receive from them (i) any business advice; (ii) any control or assistance in the business methods that Licensee selects for the conduct of its business; (iii) any technical assistance, operating advice, quality control services, or other type of assistance not expressly provided for in this
License; (iv) any marketing plan, strategies or suggestions with respect to offers to sell or sales by Licensee of the Detonation Engine or with respect to
Licensee's marketing, sales, distribution and pricing activities; (v) unless separately contracted for, any technical information or consulting or engineering services related to construction or operation of Licensee's manufacturing plant for production of Detonation Engines, or (vi) any information that is not required by a specific provision of this Agreement.
Licensee is responsible for all such matters and represents to Alpha Engines that it is well informed about them and is fully capable of making such decisions.

     3. Manufacturing Plants.

     3.1 Design and Construction. Licensee shall be responsible or financing, designing, constructing, testing and operating its manufacturing plant or plants for the production of its Detonation Engines, and compliance with all environmental laws and regulations applicable to manufacture and use of
Licensee's Detonation Engines.

     3.2 Ownership. Subject to the superior proprietary rights of Alpha Engines in the designs, processes, technology, know-how, trade secrets, patent rights and other proprietary rights in the Detonation Engine Technology that are embodied and used with or incorporated in Licensee's manufacturing plant or plants, all of which are reserved by Alpha Engines, Licensee shall be the owner of the plants constructed by or for it under this Agreement for the manufacture of Detonation Engines in the Field of Use.

     4. EIC Ignition System Supply Contract.

     4.1 Ownership of Ignition System. Alpha Engines owns the designs, processes, technology, know-how, trade secrets, patent rights and other proprietary rights embodied in the EIC Ignition System. Ownership of the EIC
Ignition System is reserved to Alpha Engines, and no rights shall be acquired by
Licensee in it other than the rights of use granted by this Agreement.

     4.2 Supply Contract for EIC Ignition Systems. Alpha Engines or its licensee which manufactures EIC Ignition Systems will enter into a long term supply contract with Licensee. Under the terms of the supply contract, Alpha Engines or its licensee will manufacture and sell EIC Ignition Systems to Licensee for use with the Detonation Engines manufactured by Licensee, and Licensee will purchase and pay for them. The supply contract will remain in effect during the term of this Agreement and terminate upon termination of this Agreement. The sale price
(FOB Alpha Engines' manufacturing plant) will not exceed the least expensive current invoice price quoted by Alpha Engines at the date of shipment, if any, to any other licensees of Alpha Engines Detonation Engines for comparable uses, and Alpha Engines shall provide evidence to this effect upon the request of
Licensee. The invoice price will include actual base cost to Alpha Engines or its manufacturer, including costs for general overhead, administration, recovery of capital and marketing of the EIC Ignition Systems, plus a reasonable profit of 25 percent and adjustments to the actual cost for inflation, from the date of the supply contract, as measured by the Producers Price Index, U.S. City
Average, published by the U.S. Department of Labor (PPI) or any other such index as the parties mutually select. The actual base cost will also be adjusted by any extraordinary increases or decreases in manufacturing costs directly associated with the production of the EIC Ignition Systems including, but not limited to, the costs of raw materials, equipment, labor and freight, but such extraordinary increases shall not include costs for general overhead, administration and marketing. Extraordinary increases shall be determined by
Alpha Engines in accordance with standard accounting practices. Licensee shall have the right to obtain from Alpha Engines, upon reasonable prior request, documentation substantiating base costs and any claim of extraordinary increase in manufacturing costs incurred by Alpha Engines or its manufacturer licensee.
The invoice price shall be adjusted no more frequently than quarterly. If the
PPI ceases to be published or is significantly revised, another index generally recognized as authoritative on changes in consumer prices shall be applied by
Alpha Engines.

     5. Undertakings by Licensee. As a material inducement for Alpha
Engines to enter into this Agreement, Licensee covenants and represents that it will use its best efforts, diligently and in good faith and at its expense, to undertake each of the following activities in such a way as to lawfully maximize
Licensee's revenues and the royalties reserved by Alpha Engines as well as the value of the other rights reserved by Alpha Engines, all in accordance with applicable safety standards and environmental protection requirements.

     5.1 Design, Construction, and Operating Standards. Licensee will carefully develop, design, manufacture, produce and operate its Detonation Engines in a good, safe and workmanlike manner that takes full advantage of the preliminary and detailed engineering design and specifications and any production and operating services, and other know-how, trade secrets and proprietary information made available by Alpha Engines; provided, however, all development, design, construction, production, operations, safety standards and all other activities of Licensee shall be at Licensee's sole expense and risk and subject to its sole control.

     5.2 Production. Licensee will fully exploit the license granted by this
Agreement in order to develop, finance, construct, manufacture and sell
Detonation Engines for use in the Field of Use as quickly as feasible.

     5.3 Maximize Production. Licensee will develop, design, construct and operate its manufacturing plant or plants by methods, within applicable standards of safety and environmental protection, including providing adequate financial and human resources, that maximize the quality, quantity, and market value of Detonation Engines produced.

     5.4 Market Effectively. Licensee will actively and fully promote, market, offer for sale and sell the Detonation Engines produced by it under this
Agreement at the highest practical prices and in the largest feasible quantities. Licensee will market, offer to sell and sell its Detonation Engines on their own merits and not in a manner primarily designed to promote other products.

     5.5 Legal Compliance. Licensee will at all times comply with all applicable legal standards of due care, safety and protection of its employees and the environment, and comply with all applicable governmental laws and regulations.

     5.6 Identification. On each Detonation Engine, there shall be affixed and maintained a metal identification plate or embossed lettering, in easily readable, non-obscured type, that indicates (i) each relevant patent and patent application with serial number or numbers, (ii) the place of manufacture, (iii)
the following statement: "Under License from Alpha Engines Corporation," and
(iv) Alpha Engines' designated trademark or marks with a legend that Alpha
Engines owns the marks. Alpha Engines will have the right of prior approval with respect to such markings.

     5.7 Access. Licensee will permit Alpha Engines to have access to Licensee's manufacturing plant or plants constructed under this Agreement (i) at all reasonable times for the purpose of determining whether all of Licensee's undertakings pursuant to this section and elsewhere in this Agreement are being met and maintained; and (ii) upon at least three days of prior notice, during normal business hours, for the purposes of showing the manufacturing plant, whether or not under construction or in operation, to Alpha Engines's prospective licensees, joint venturers, purchasers, construction contractors, consultants, financiers or others whose tour and inspection of such a plant might enhance the business of Alpha Engines or its other licensees. All persons attending such a tour and inspection must first have executed and delivered to
Licensee and Alpha Engines confidentiality agreements with substantially the same provisions as those attached to this Agreement and incorporated herein as
Exhibit B. Neither access to nor inspection of the manufacturing plant nor any preliminary and detailed engineering design and specifications, consulting services or other know-how, trade secrets or proprietary information provided by
Alpha Engines shall impose any duty upon Alpha Engines or its agents to warn of, or make Alpha Engines to Licensee or its agents responsible or liable in any way for errors, omissions or inadequate standards of Licensee or the consequences thereof. Licensee agrees that it is solely responsible for such matters and further agrees to indemnify and hold Alpha Engines and its agents harmless from any and all such claims, expenses and damages.

     6. Export Licenses. Any and all obligations of Alpha Engines under this Agreement to provide Licensee with any part of the Detonation Engine
Technology or technical services, for any purpose or pursuant to any other contract between them, are expressly conditioned upon Alpha Engines obtaining any and all export and re-export authorizations and export licenses that may from time to time be required of it for such purposes under United States law and other applicable law. Alpha Engines agrees to use its best efforts to obtain authorizations and licenses required of it, but its inability to obtain such authorizations and licenses shall not constitute a breach of this Agreement. If
Alpha Engines is unable to obtain such authorizations or licenses, Licensee may, but is not required to, attempt to do so.

     7. Payments.

     7.1 License Fees and Royalties. As consideration for the right and license granted to Licensee in this Agreement, Licensee shall pay Alpha Engines the following consideration and non-refundable payments and royalties in cash or other immediately available funds.

               (a) Upfront Fee. Upon execution of this Agreement, Licensee will either pay Alpha Engines Twenty-Five Million Dollars ($25,000,000) in
        immediately available cash funds or issue to Alpha Engines 10,000,000 shares of the common stock of Licensee (the Shares).

               (b) License Fee.  Licensee  will pay Two Hundred  Fifty  Thousand
        Dollars ($250,000) payable according to the terms of Licensee's promissory note for that amount dated July 22, 2002, which it has delivered to Alpha Engines and which is incorporated herein by this reference.

               (c) Restricted Stock. Alpha Engines acknowledges that it will receive the Shares from Licensee subject to the following
        representations and agreements.

                     (i) Investment Intent. The Shares to be received by Alpha
                     Engines are being acquired for its own account, not as
                     nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public
                     offering of the Shares within the meaning of the Securities
                     Act of 1933 (Securities Act).

                     (ii) Shares Not Registered. Alpha Engines understands and
                     acknowledges that the offering of the Shares pursuant to
                     this Agreement will not be registered under the Securities
                     Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act, and that Alpha Engines' reliance upon such exemptions is predicated upon Alpha Engines'
                     representations set forth in this Agreement. Alpha Engines acknowledges and understands that the Shares must be held
                     indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under the applicable state law or an exemption from such registration and such
                     qualification is available.

                     (iii) No Transfer. Alpha Engines agrees that in no event
                     will it dispose of any of the Shares except in conjunction with an effective registration statement for the Shares
                     under the Securities Act or in compliance with Rule 144
                     promulgated under the Securities Act.

                     (iv) Knowledge and Experience. Alpha Engines (1) has such
                     knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Alpha
                     Engines' investment in the Shares; (2) has the ability to
                     bear the economic risk of Alpha Engines' prospective
                     investment; (3) has been furnished with and has had access to such information as Alpha Engines has considered
                     necessary to make a determination as to the purchase of the
                     Shares together with such additional information as is
                     necessary to verify the accuracy of the information
                     supplied; (4) has had all its questions satisfactorily
                     answered by Licensee; and (5) has not been offered the
                     Shares by any form of public solicitation.

                     (v) Holding Requirements. Alpha Engines understands that if
                     Licensee does not register its common stock with the
                     Securities and Exchange Commission (SEC) pursuant to Section
                     12 or become subject to Section 15(d) of the Securities
                     Exchange Act of 1934, as amended (Exchange Act) or supply
                     information pursuant to Rule 15c2-11 under the Exchange Act or if a registration statement covering the Shares under the
                     Securities Act is not in effect when it desires to sell the
                     Shares, Alpha Engines may be required to hold the shares for an indeterminate period. Alpha Engines also understands that any sale of the Shares that might be made by Alpha Engines in reliance upon Rule 144 under the Securities Act may be
                     made only in limited amounts in accordance with the terms
                     and conditions of that rule.

                     (vi) Restrictive Endorsement. Each certificate representing the shares may be endorsed with the following restrictive
                     endorsement:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                           NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                           AS AMENDED ("ACT") AND ARE  "RESTRICTED  SECURITIES"
                           AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.
                           THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR
                           OTHERWISE DISTRIBUTED EXCEPT (1) IN CONJUNCTION WITH
                           AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES
                           UNDER THE ACT OR (2) IN COMPLIANCE WITH RULE 144, OR
                           (3) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY
                           TO THE CORPORATION THAT SUCH REGISTRATION OR
                           COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, OR
                           DISTRIBUTION.

                     (vii) Removal of Endorsement and Transfer Restrictions. Any
                     legend endorsed on a certificate pursuant to this Agreement and the stop transfer instructions with respect to such
                     legended Shares will be removed, and Licensee will issue a certificate without such endorsement to the holder of such
                     Shares if the Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

                                       10

               (d) Production Royalties. As additional consideration for the right and license granted to Licensee in this Agreement, Licensee shall pay Alpha Engines monthly throughout the term of this Agreement, and thereafter so long as Detonation Engines are produced by it, royalties at the rate of eight percent (8%) of Net Sales, as subsequently defined, of all Detonation Engines produced under this
        License (Production Royalties). "Net Sales" shall mean all revenues recognized from the sale, use or other disposition of Licensee's
        Detonation Engines less only the revenues returned to buyers of rejected engines and sales and use and excise taxes paid by Licensee or another on Licensee's behalf. However, in the case of a disposition of a Detonation Engine to an Affiliate (as subsequently defined), or if a Detonation Engine is incorporated into another product such as a heavy-duty truck, and not sold separately, Net Sales will be the average Net Sales price of Detonation Engines of the same general type and size, and with similar component parts and auxiliary systems, sold to unaffiliated third parties by Licensee or Alpha Engines or its other licensees; provided that if Licensee or Alpha Engines or its other licensees do not sell Detonation Engines to unaffiliated third parties, Net Sales will be deemed to be five times the average Cost, as subsequently defined, of Detonation Engines manufactured by
        Licensee or, if not available, of Detonation Engines of the same general type and size manufactured by Alpha Engines or its other licensees. Cost shall mean Licensee's expenses of procurement of
        Detonation Engines, or if manufactured by Licensee, all expenses directly incurred in connection with Licensee's manufacturing of the
        Detonation Engine, including depreciation of production plant and equipment, utilities, occupancy cost for machine-related personal property taxes, and labor overhead costs for the direct labor support of the manufacturing plant and equipment. As used in this Agreement,
        "Affiliate" means any corporation, person or entity that controls, is controlled by, or is under common control with, a party to this
        Agreement, whether by ownership or otherwise. Costs are to be accounted for in accordance with generally accepted accounting principles (GAAP), consistently applied and uniformly presented, as stated in Licensee's financial statements, which shall be audited for these purposes.

               (e) Minimum Royalties.  Beginning on the first annual anniversary of this Agreement, and continuing on each succeeding annual anniversary thereafter while this Agreement remains in effect, Licensee will pay
        Alpha Engines a minimum annual royalty of Two Hundred Fifty Thousand
        Dollars ($250,000.00) (Minimum Royalty). No part of the Minimum
        Royalty payments will be recoverable by Licensee, but Production
        Royalties actually received by Alpha Engines during each twelve-month period preceding the payment date for a Minimum Royalty will be credited against the annual Minimum Royalties due for that twelve-month period.

                                       11

     7.2 Provisions fog Payments.

               (a) Manner of Payment. All payments of money made under this
        Agreement shall be calculated and made in U. S. dollars, by wire transfer, to such banks and accounts as Alpha Engines shall from time to time designate in writing.

               (b) Non-Business Days. Whenever any payment or calculation of payment due hereunder shall be stated to be due or made on a day that is not a business day, the payment or calculation shall be made on the immediately succeeding business day.

               (c) Receipt. Payments shall not be considered to be made until the day they are received at Alpha Engines's final bank account that is designated by it for such purpose.

               (d) Payment Due Date. Payments of Production Royalties shall be due on the twentieth day of each month for the previous month's production.

               (e)  Late  Payments. In the event any payment of any type by
        Licensee to Alpha Engines shall at any time be overdue, Licensee shall pay interest to Alpha Engines on any and all such late payments at the rate of four percent per annum over the prime rate of interest listed in the Wall Street Journal for the first day the payment is past due.
        Interest will be calculated on each late payment from the date it became due to the date of actual payment. Payment of such interest shall be in addition to any of Alpha Engines's other rights under this
        Agreement resulting from Licensee's default in making timely payments.
        Interest shall accrue on late payments from the due date regardless of whether Alpha Engines has given Licensee written notice of the default.

     7.3  Taxes Withheld. If Licensee is required by any government with jurisdiction to withhold any tax from any payment due by Licensee to Alpha
Engines, Licensee shall remit the net amount of the payment to Alpha Engines, together with official receipts or other evidence acceptable to Alpha Engines establishing payment of such tax to the taxing authority. Any such tax payments shall be made by Licensee on time and in the proper amount to relieve Alpha
Engines from liabilities for failure to pay such payments timely or fully.

     7.4 No Set-Offs or Counterclaims. Under no circumstances shall any amount payable to Alpha Engines be reduced, either by set-off, counterclaim, adjustment or otherwise, except for taxes withheld in accordance with provisions of this section, by virtue of any claim of Licensee or any other person or for any other purpose. The licensee fee and royalties to be paid under this Agreement are in consideration of Alpha Engines supplying the various services described in this
Agreement, for the benefits of its scientific research activities, for use of the other technical information, and for the specific covenants and warranties made by Alpha Engines, but do not include consideration for its design or engineering services. The license fees and royalties are due without regard to the issuance, scope or validity of any patents or other protected rights.

                                       12

     8. Reports and Records.

     8.1 Records and Books ofAccount.  Licensee shall make and keep complete and accurate records and books of account describing all financial activities by it under this Agreement in sufficient detail to enable license fees and royalties payable under this Agreement to be determined. The records shall be kept on a month-by-month basis and shall include, without limitation by reason of enumeration, separate reports on the construction status and operation of
Licensee's manufacturing plants, the quantities of Detonation Engines produced, and the names and addresses of distributors and other purchasers of the
Detonation Engines produced.

     8.2 Production Reports. Licensee shall deliver to Alpha Engines within twenty days after the end of each calendar month, beginning with the calendar month in which "Start-Up" is achieved for the Licensee's first manufacturing plant (Start-Up meaning daily operation of the plant during scheduled operating hours for at least ten consecutive business days without an unplanned stoppage of more than eight hours at any one time), a written report, certified by the plant manager for the plant and the financial officer of Licensee responsible for the plant, as being true and correct, describing for the applicable calendar month for each plant, the following:

               (a) Production and Price. All data necessary for the calculation of license fees, royalties and determination of Licensee's compliance with the terms of this Agreement for such payments and for marketing.

               (b) Royalties. Calculations showing the total royalties due for the month and the cumulative total royalties due and payable for the calendar year to date.

     8.3 PaymentAccompanyingReports. Each monthly report shall be accompanied by evidence showing full payment to Alpha Engines, as provided in this Agreement, of all license fees, royalties, technical and engineering service fees, and other payments due. Any payments of any type due that are not paid when due shall be deemed a material breach of this Agreement by Licensee.

     8.4 Reports of Certified Public Accountants. Licensee shall deliver to
Alpha Engines within ninety days after the end of each calendar year, (i) a written report prepared by Licensee's certified public accountants which summarizes for the calendar year just completed, all license fees and royalties and other amounts due to Alpha Engines hereunder, month by month, and certifies to the accuracy of the calculations, and (ii) a written report prepared and certified by Licensee's chief financial officer which states that, with respect to the calendar year just completed, Licensee is in compliance with the monetary compensation provisions of this Agreement. Both of such reports shall be in reasonable detail and satisfactory in scope to Alpha Engines. Licensee shall also deliver to Alpha Engines such other financial data and written evidence as
Alpha Engines may reasonably request to verify the accuracy of the reports.

     8.5 Right to Audit. Licensee agrees, at the request of Alpha Engines,  to permit Alpha Engines and its accountants, or any of them, to have full access during customary business hours to the books and records of Licensee pertaining to activities under this Agreement, and they shall have the right to make copies there from at Alpha Engines's expense. This right to examine may be exercised at any time during the term of this Agreement and for a period of two years after its expiration or termination.

                                       13

     9. Confidentiality.

     9.1 Information That Is Confidential; Obligation of Confidentiality.
Licensee agrees that the terms of this Agreement are to be kept strictly confidential except to the extent required to be disclosed by law. Licensee agrees that all information that it receives from Alpha Engines relating to the
Detonation Engine Technology, all EIC Ignition Systems and component parts and auxiliary systems used for operation of Detonation Engines, as well as designs and specifications, including without limitation, the following, collectively called "Confidential Information":

               (a) preliminary engineering designs and specifications, flow sheets, drawings related to the designs, aspects, configurations, operating conditions, and functions of Detonation Engines and component parts and auxiliary systems;

               (b) plans, engineering designs and specifications, and
        instrumentation drawings for those systems; cost estimates, construction standards and procedures;

               (c) processes, formulas, improvements, inventions, techniques, designs and plans for manufacturing plants;

               (d)  forecasts,   new  products,   customer  lists,   information
        regarding prospective financing sources, competitors, fee and royalty amounts charged by Alpha Engines; and non-published financial information relating to Alpha Engines;

               (e) all know-how, technology, trade secrets and other proprietary information of Alpha Engines.

Confidential Information shall be considered confidential, except as specified in the next section of this Agreement. In addition, all information described as confidential in documents submitted by Alpha Engines to Licensee or its agents or in other written confidentiality agreements executed by the parties shall be considered confidential, except as specified in the next section of this
Agreement. Licensee agrees that, except as necessary to protect itself against infringement, it shall neither use such information, except pursuant to and in accordance with the terms and conditions of this Agreement, nor disclose such information to anyone except to its employees and agents that Licensee determines need to know in connection with the development, financing, or manufacturing of the Detonation Engines by Licensee, or for operation of the
Detonation Engines, and whose knowledge of such information is necessary to effect the purposes of this Agreement. Licensee may only disclose Confidential
Information to such person if (i) such person has executed a confidentiality agreement with Licensee, a copy of which is available to Alpha Engines, in substantially the form of Exhibit A attached hereto and incorporated herein, or
(ii) Licensee has taken other steps to strictly ensure that such person will maintain the confidentiality of the Confidential Information during the term of this Agreement, and after termination or expiration of this Agreement until such time as the information ceases being Confidential Information pursuant to the provisions of the next section. Licensee shall maintain the confidentiality of the Confidential Information during the continuance of this Agreement and thereafter until the information ceases being confidential pursuant to the provisions of the next section.

                                       14

     9.2 Exception to Confidentiality. It is agreed, as an exception to the foregoing obligations of confidentiality, that information received by Licensee from Alpha Engines as a result of this Agreement shall not be considered confidential, and Licensee shall not be limited in disclosing the same, if and to the extent that the information, as shown by competent evidence, (i) is or becomes, through no fault of the party obligated to maintain confidentiality, in the public domain; (ii) is lawfully obtained by Licensee from a source other than Alpha Engines or its agents; (iii) was already known by Licensee at the time of its receipt, as shown by credible proof filed with Alpha Engines within thirty days after its receipt; or (iv) is required to be disclosed by law or final order of any court or governmental authority having jurisdiction.
Disclosures that are specific, including but not limited to operating conditions such as pressures, temperatures, formulas, procedures and other like standards and conditions, shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures available to the general public or in Licensee's possession. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because the individual features are available to the general public or in Licensee's possession unless the combination itself and its principle of operation are available to the general public.

     9.3 Published Disclosure. It is agreed that the disclosure of certain information by Alpha Engines in a publication, such as in letters patent, technical and scientific articles, lectures, or by otherwise placing it in the public domain, will not free Licensee from its obligation to maintain in confidence any information not specifically disclosed in or fairly ascertainable from the publication or other disclosure, such as, for example, the fact that information in the publication or any portion of it is or is not used by either party. Licensee shall have the right to publish information or articles pertaining to the Detonation Engine Technology and its manufacturing plant only if such information is not confidential, and, with respect to Confidential
Information, only upon prior written approval by Alpha Engines, which Alpha
Engines may withhold in its absolute discretion.

     9.4 Non-Use  after  Termination.  Licensee  shall not use the  Confidential
Information after termination or expiration of this Agreement until such time, if any, as the information ceases being Confidential Information pursuant to the provisions of this section and with no breach of these provisions by Licensee.

                                       15

     10. Protection of Licensed Technology.

     10.1 Licensee to Detect and Report Beach or Infringements. Licensee agrees to keep watch to detect any actual or suspected unauthorized uses, infringements and disclosures of the Detonation Engine Technology and Confidential
Information, and shall notify Alpha Engines of any actual or suspected unauthorized uses, infringements and disclosures within thirty days after receiving knowledge of the actual or suspected activities; provided, however, it shall not be a material breach of this Agreement for mere negligence of Licensee in failing to provide such written notice to Alpha Engines as required.

     10. 2 Alpha  Engines to Detect and Report  Infringements.  If Alpha Engines
detects any actual or suspected infringements of the Detonation Engine
Technology and any Licensed Patents for which Licensee is responsible, Alpha
Engines shall notify Licensee thereof. Such notice shall be given to Licensee not more than thirty days after Alpha Engines has discovered any such actual or suspected infringement.

     10.3 Responsibility for Infringements of Technology and Patents.

               (a) Infringements. Licensee shall take all actions, through judicial action or otherwise, to terminate infringements of the
        Detonation Engine Technology licensed to Licensee under this
        Agreement, including any Licensed Patents. The type and conduct of such actions shall be governed by Licensee. Alpha Engines agrees to reasonably cooperate with Licensee and to not interfere with any of the actions taken by Licensee so long as Licensee is, in the sole judgment of Alpha Engines, diligently and competently fulfilling such obligations. Licensee shall bear all the expenses of such technology and patent infringement actions.

               (b)  Information. Licensee shall fully and promptly inform Alpha
        Engines of the status and progress of all infringement actions considered or instituted by Licensee.

               (c) Alpha Engines's Action. If Licensee does not institute a technology or patent infringement action within ninety days after receiving notice from Alpha Engines of an infringement that is
        Licensee's responsibility under this Agreement, Alpha Engines may institute a infringement action with respect thereof. Licensee shall reimburse Alpha Engines for its reasonable expenses incurred in connection with such action. Licensee shall be kept informed by Alpha
        Engines of the status and progress of all infringement actions instituted by Alpha Engines pursuant to this section.

     10.4 Alpha Engines Responsible for Patent Validity Cases.

               (a) Licensee's Conduct of  Business.  The exact manner in which
        Licensee conducts its business is substantially within the discretion and decision of Licensee. Any risks of infringement of the rights of others that may be associated with using the Detonation Engine
        Technology and any Licensed Patents as permitted under this Agreement cannot be foreseen and evaluated until Licensee has established its own business practice techniques. Alpha Engines does not, therefore, accept responsibility for actual or alleged patent infringement by reason of the practice by Licensee of the Detonation Engine
        Technology, including any Licensed Patents, except as follows:

                                       16

               (b) Defense of Licensed Patents. As between Alpha Engines and
        Licensee, Alpha Engines shall have the sole responsibility for defending at its sole expense all legal actions asserting the invalidity of any of the Licensed Patents. The conduct of such defense shall be solely governed by Alpha Engines, and Licensee agrees to fully cooperate with and to not interfere with Alpha Engines's defense of such actions. If Alpha Engines does not defend or in the reasonable judgment of Licensee is not vigorously and adequately defending against any such action, including appropriate appeals, Licensee may, after written notice to Alpha Engines given a reasonable time in advance but not less than thirty days, defend against such an action.
        Alpha Engines shall be kept fully and promptly informed of the status and progress of each such defense by Licensee.

     10.5 Apportionment of Recoveries. Any recoveries or settlement fees received from suits or settlements involving alleged or actual infringement of the Detonation Engine Technology and any Licensed Patents initiated by either party or agreed to by Alpha Engines shall be paid entirely to Alpha Engines after Licensee recovers its actual damages, costs and reasonable expenses, if any, incurred in maintaining the infringement action; provided, however,
Licensee shall pay all such costs and expenses if its wrongful conduct led to the infringement.

     10.6 Alpha Engines's Name in Suit. When, in the reasonable judgment of
Licensee, it is necessary to use Alpha Engines's name for Licensee to prosecute or defend an action asserting infringement or invalidity of any Licensed
Patents, Alpha Engines agrees to allow Licensee to use the name of Alpha Engines in doing so; provided, however, Licensee agrees to hold Alpha Engines harmless against any award of court costs or damages resulting from the use of Alpha
Engines's name by Licensee in any such action.

     10. 7 Notification of Suit. Licensee shall immediately notify Alpha Engines of any suit or action wherein Licensee or any Affiliate of Licensee is named as a party, and which directly or indirectly relates to the use of the Detonation
Engine Technology or the manufacture and sale of Detonation Engines.

     10.8  Action  Against   Breaches  of  Confidential   Information.   If  any
unauthorized disclosure or use of Confidential Information has not ceased within a reasonable period, not to exceed fifteen days after written notice is given by
Alpha Engines which demands that the relevant person or entity terminate such unauthorized disclosure or use, then Licensee shall have the right to immediately bring legal action to enjoin and seek damages for such unauthorized disclosure or use, and Alpha Engines shall join with Licensee in such action if necessary in the judgment of Licensee; provided, however, if Licensee does not bring any such legal action within thirty days after Alpha Engines gives the written demand previously described or does not adequately commence or prosecute such legal action in the sole judgment of Alpha Engines, then Alpha Engines shall have the right to do so upon written notice to Licensee. The conduct of such actions brought by Licensee shall be fully governed by Licensee, although
Alpha Engines shall have the right to participate and to be fully and promptly informed if Alpha Engines joins or is joined with Licensee in such action. Alpha
Engines and Licensee shall individually bear their costs of such legal actions that each may respectively incur. Any recoveries or settlement fees resulting from legal action taken against parties making unauthorized disclosures or uses shall be paid to Alpha Engines after Licensee recovers its actual damages, costs and reasonable expenses, if any, in maintaining the action.

                                       17

     11. Defense of Claims of Trademark Infringement.

     11.l Defense of Trademark Infringement. Alpha Engines shall be solely responsible for defending all actions brought against Licensee for infringement and unfair competition in which the primary issue involves the use by Licensee of trademarks licensed from Alpha Engines for the Detonation Engine Technology in the Field of Use. Alpha Engines shall indemnify Licensee against any final adverse monetary judgment rendered against Licensee in such legal actions for infringement and unfair competition involving the trademarks.

     11.2 Right to Suspend Use of Trademarks. Notwithstanding anything in this
Agreement to the contrary, if considered by Alpha Engines to be appropriate or necessary to protect it and Licensee from trademark infringement, and upon notice from Alpha Engines, Licensee shall immediately take all steps necessary to cease all use of the trademarks of Alpha Engines. There shall be no reduction of or credit against any fee or royalty payable to Alpha Engines hereunder due to such a cessation in the use of such trademarks. Alpha Engines shall not give notice to Licensee to cease use of the trademarks unless a substantial claim for or risk of trademark infringement or unfair competition or the like arises in which the primary issue involves the use of the trademarks. Should Alpha Engines or Licensee be exonerated from such substantial claim or risk pertaining to the use of the trademarks, Alpha Engines shall immediately again authorize the use by Licensee of the trademarks, and Licensee may again use the trademarks, but shall not be obliged to do so. Should Licensee fail to immediately cease use of the trademarks after receiving written notice from Alpha Engines, Alpha Engines shall be relieved of any obligation to indemnify Licensee under the preceding section.

     11.3 Alpha Engines's Obligations Pertain Only to Licensed Trademarks. In
claims pertaining to unfair competition and the like in which trademarks licensed by Alpha Engines to Licensee, if any, are only a part of the overall actions complained of, Alpha Engines's obligations to Licensee under the two preceding sections shall apply only with respect to that portion or part of the claim relating solely to the use of the trademarks.

     11.4 Trademark and Patent Applications. Except as may be expressly provided for elsewhere in this Agreement, no one other than Alpha Engines shall file any trademark or patent registration application in any jurisdiction with respect to any Licensed Patents or trademarks. Licensee shall, at the request of Alpha
Engines, execute such documents as may be appropriate for filing or recording in any jurisdiction or with any agency to evidence Alpha Engines's rights in the trademarks or any Licensed Patent or to evidence Alpha Engines' status as registered user. Alpha Engines may attempt to register such trademark or any
Licensed Patent with the appropriate governmental authorities in such jurisdiction, but Alpha Engines's inability or failure to obtain such a registration shall not be a breach of this Agreement and shall otherwise be of no force and effect. If Alpha Engines is unable to obtain any such registration,
Licensee may, but is not required to, attempt to obtain such a registration. In the event Licensee succeeds in obtaining such a registration, the costs and reasonable expenses of Licensee in connection therewith (including without limitation reasonable legal expenses) shall be paid by Alpha Engines, unless
Licensee succeeded in obtaining such a registration due to a change of law or regulation. Licensee shall further, at the request of Alpha Engines, either during or after the term of this Agreement, execute such documents and render such assistance as may be appropriate to enable Alpha Engines to obtain further registration of the trademarks or Licensed Patents in any jurisdiction. Alpha
Engines shall have no obligation, except as set forth in this section, to register or attempt to register any trademark or any Licensed Patent in any jurisdiction in which the trademark or Licensed Patent is not registered as of the date of execution of this Agreement.

                                       18

     12. Representations, Warranties and Covenants.

     12.1 Representations, Warranties and Covenants of Licensee. Licensee hereby represents, warrants and covenants to Alpha Engines as follows:

               (a) Right, Power and Authority. Licensee has full right, power and authority to enter into this Agreement, and there is no impediment that would inhibit its ability to perform the terms and conditions imposed upon it by this Agreement.

               (b) Binding Obligation. This Agreement has been duly authorized by all necessary corporate and stockholder action and constitutes a valid and binding obligation of Licensee, enforceable in accordance with its terms.

               (c) Corporate Good Standing. Licensee is a corporation duly organized and validly existing and in good standing under the laws of the place of its organization and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

               (d) No Government Approval Needed. No registration with or approval of any government agency or commission is necessary for the execution, delivery or performance by Licensee of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to the obligations of Licensee hereunder, except such registrations and approvals as have been previously made or obtained, certified copies of which have been delivered to Alpha Engines.

               (e) No Provisions Contravened. There are no provisions in the articles of association or articles of incorporation, as the case may be, or bylaws or operating agreement, if any, of Licensee, and no provision in any existing mortgage, indenture, contract or agreement binding upon Licensee that would be contravened by the execution, delivery or performance by Licensee of this Agreement.

                                       19

               (f) No Consent of Third Parties Needed. No consent of any lender, trustee or holder of any indebtedness of Licensee is or will be required as a condition to the validity of this Agreement, except such consents as have been previously obtained, certified copies of which have been delivered to Alpha Engines.

               (g) No Proceedings Pending. No actions or proceedings  are pending, or insofar as Licensee knows or ought to know, threatened against Licensee or any or its officers or directors in their capacities as officers and directors of Licensee before any court, administrative agency or other tribunal that might have a material adverse effect on its business or condition, financial or otherwise, or its operation.

               (h) Not Contravene Any Law. Neither the execution  nor the delivery of this Agreement by Licensee nor the fulfillment of or compliance with its terms and provisions by Licensee will contravene any provision of law including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to
        Licensee.

               (i) Shape  Capital  Fully Paid.  All of  Licensee's  issued share capital is fully paid; and Licensee has assets that exceed its liabilities, both determined in accordance with generally accepted accounting principles; and Licensee is solvent.

               (j) Experience. Licensee is experienced with production of engines and has fully tested or will fully test the Detonation Engine
        Technology in order to confirm its fitness for the purpose for which
        Licensee intends to use it.

               (k) Alpha Engines Held Harmless.

                    (i) Licensee shall indemnify and hold Alpha Engines
                    harmless, and cause permitted assignees of Licensee, if any, to indemnify and hold Alpha Engines harmless, from and
                    against any and all claims, injuries, liabilities, costs and expenses resulting from or caused by or claimed to have
                    resulted from any use or operation of the Detonation Engine
                    Technology, the Licensee's manufacturing plant or plants, or
                    Detonation Engines by Licensee, any Affiliate of Licensee or
                    other party, whether based on negligence, strict liability, product liability, environmental damage, breach of warranty, or any cause that was under their control, and from
                    liabilities and claims for consequential damages and lost
                    profits arising from use or operation by them. Licensee
                    agrees to defend, at its sole expense and with counsel of
                    its own choice, all such actions brought against Alpha
                    Engines. Licensee shall also indemnify against any adverse final monetary judgment award rendered against Alpha Engines in any such action. Licensee shall not compromise or settle any such claim or action without the prior written consent of Alpha Engines if the amount of such compromise or
                    settlement exceeds the sum of Licensee's relevant insurance coverages and its respective net worth. Any such attempted compromise or settlement shall be void and of no effect
                    whatsoever. Licensee shall maintain insurance policies
                    issued by reputable insurance companies approved by Alpha
                    Engines (such approval not to be unreasonably withheld) for all of such risks and in appropriate amounts acceptable to
                    Alpha Engines. Alpha Engines shall be named as an additional insured and loss payee on each such insurance policy.

                                       20

                    (ii) Nothing in this subsection requires Licensee to
                    indemnify and hold Alpha Engines harmless from and against patent infringement actions previously described in this
                    Agreement.

               (l) Financial Statement Accurate. Licensee has previously
        furnished to Alpha Engines its most current profit and loss statement and balance sheet. These financial statements present fairly the financial condition of Licensee as of the specified date. Such financial statements show all material liabilities, direct or contingent, of Licensee as of the specified date, including, without limitation, liabilities for taxes and material commitments. Licensee acknowledges that such financial statements have been provided to
        Alpha Engines in partial consideration for Alpha Engines's grant of rights and licenses hereunder and that Alpha Engines has relied upon such financial statements in deciding to enter into this Agreement.

               (m) No Adverse Financial Changes. There have been no changes in the business, operations, property, assets, ownership, management or condition (financial or otherwise) of Licensee since the date to its latest financial statements furnished to Alpha Engines on or prior to the date of this Agreement, that would, individually or in the aggregate, be material and adverse. Licensee is not aware of any fact or circumstances which (with or without notice or lapse or time or both) would or could result in any materially adverse change.

               (n) Continued Effect of Representations and Warranties. Licensee
        covenants and agrees that its representations and warranties contained in this Agreement shall remain true in all respects at all times after the date of this Agreement, and before the expiration of the term of this Agreement, with the same effect as though such representations and warranties had been made on and as of each such subsequent date.

     12.2 Representations, Warranties and Covenants of Alpha Engines. Alpha
Engines hereby represents and warrants to Licensee as of the date of execution of this Agreement and hereby covenants to Licensee as follows: These representations and warranties are subject to the right of first refusal held by
CNF Transportation, Inc. to form a joint venture with Alpha Engines, after the development and testing of a demonstration engine, for the manufacture of heavy-duty truck engines, both for the fleet of CNF and exclusive sales of heavy duty truck engines.

               (a) Right, Power and Authority. Alpha Engines has full right, power and authority to enter into this Agreement, and there is no impediment that would inhibit its ability to perform the terms and conditions imposed upon it by this Agreement.

                                       21

               (b) Binding Obligation. This Agreement has been duly authorized by all necessary corporate and stockholder action and constitutes a valid and binding obligation of Alpha Engines, enforceable in accordance with its terms.

               (c) Corporate Good Standing. Alpha Engines is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware, United States of America, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

               (d) No Government Approval Needed. No registration with or approval of any government agency or commission is necessary for the execution, delivery or performance by Alpha Engines of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to the obligations of Alpha Engines hereunder, except such registrations and approvals as have been previously made or obtained, certified copies of which have been delivered to Licensee.

               (e) No  Provisions  Contravened.  There are no  provisions in the articles of association or articles of incorporation, as the case may be, or bylaws or operating agreement, if any, of Alpha Engines, and no provision in any existing mortgage, indenture, contract or agreement binding on Alpha Engines that would be contravened by the execution, delivery or performance by Alpha Engines of this Agreement.

               (f) No Consent of Third Parties Needed. No consent of any lender, trustee or holder of any indebtedness of Alpha Engines or any other third party is or will be required as a condition to the validity of this Agreement, except such consents as have been obtained, certified copies of which have been delivered to Licensee.

               (g) No Proceedings  Pending.  There are no actions or proceedings pending, or in so far as Alpha Engines knows or ought to know, threatened against Alpha Engines or any of its officers or directors in their capacities as officers and directors of Alpha Engines, before any court, administrative agency or other tribunal that might have an adverse effect on its business or condition, financial or otherwise, or its operation of any business or operation.

               (h) Not Contravene Any Law. Neither the execution nor the
        delivery of this Agreement by Alpha Engines nor the fulfillment of or compliance with the terms and provisions hereof by Alpha Engines will contravene any provision of law including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Alpha Engines.

               (i) No Patent Invalidity. To the best of Alpha Engines's
        knowledge, there are no U. S. letters patent or foreign patents that invalidate the Licensed Patents, and the use by Licensee of any
        Licensed Patents will not infringe upon any third-party rights, including patent rights.

                                       22

               (j) No Knowledge of Prior Trademarks. Alpha Engines knows of no prior use by others of any trademarks used with the Detonation Engine
        Technology other than those that are authorized by Alpha Engines as of the date of execution of this Agreement.

               (k) Alpha Engines Owner of Licensed Technology. Alpha Engines has
        the right to use the Detonation Engine Technology and has the right to grant licenses to the Detonation Engine Technology for use in the
        Field of Use subject to the rights of CNF to participate in a joint venture for heavy-duty truck engines. To the best of Alpha Engines's knowledge, the use by Licensee of the Detonation Engine Technology
        under the terms of this Agreement will not infringe upon any third-party rights.

               (l) No Current Restrictions on Providing Information to Licensee.
        Alpha Engines is not a party to any contract, confidence or obligation that would create liability for Alpha Engines by reason of (i)
        disclosure by Alpha Engines of information not formulated in whole or in part by Alpha Engines which pertains to applications to patent any aspect of Detonation Engine Technology or (ii) the use of such information by Alpha Engines or Licensee.

               (m) Licensing All Rights. The Detonation Engine Technology
        licensed under this Agreement represents all rights of Alpha Engines with respect to technologies for the Detonation Engine Technology, except Alpha Engines' right to manufacture and sell EIC Ignition
        Systems and other component parts and auxiliary systems.

               (n) Continued Effect of Representations and Warranties. Alpha
        Engines covenants and agrees that its representations and warranties contained in this Agreement shall remain true in all respects at all times after the date of this Agreement, and before the expiration of the term of this Agreement, with the same effect as though such representations and warranties had been made on and as of each such subsequent date.

     12.3 Limited Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
AGREEMENT OR OTHER WRITTEN AGREEMENT BETWEEN THE PARTIES, ALPHA ENGINES MAKES NO
AND HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY
KIND, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR
PURPOSE, OR ANY OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND TO LICENSEE,
INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION WITH RESPECT TO
USE OF THE DETONATION ENGINE TECHNOLOGY AS AUTHORIZED HEREUNDER.

     12.4 Limitation of Damages. Notwithstanding anything to the contrary contained or construed to be contained in this Agreement, Alpha Engines shall not be liable for any incidental, indirect, special, punitive, exemplary or consequential damages of any kind whatsoever including lost profits or savings, relating to, resulting from, arising out of or connected with the Detonation
Engine Technology, including the EIC Ignition System and other component parts, and auxiliary systems or this Agreement, whether in contract or tort (including negligence) even if Alpha Engines has been advised of or should be aware of the possibility of such damages. In no event shall Alpha Engines's liability to
Licensee for any reason exceed one half of the amount of royalties paid to Alpha
Engines by Licensee for the previous calendar quarter.

                                       23

     13. Term and Termination.

     13.1 Term. This Agreement shall commence on the date of this Agreement. The term of the license granted hereby shall extend only for so long as Licensee is diligently developing or fully promoting, marketing, offering for sale, and selling, using the Detonation Engine Technology in the Licensed Field on a
commercial basis to the fullest practical extent, or until expiration of the last of the Licensed Patents to expire, whichever occurs first. Upon expiration of the term, this Agreement shall automatically terminate except for obligations previously incurred and the following provisions regarding winding up.

               (a) Termination for Breach.  Either party shall have the right to terminate this Agreement as a result of the other party's material breach. The party claiming breach of the Agreement shall give the other party written notice of the breach, specifying the nature thereof, and the other party shall have sixty days after such notice to cure such breach. Upon the failure of the party in breach to cure the breach within the sixty-day period, the other party shall have the right to terminate this Agreement by giving written notice of termination. This Agreement shall terminate effective on the date set forth in such termination notice. The right of a party to terminate this Agreement for material breach shall be in addition to and not in lieu of any other right or remedy that the terminating party may have at law or in equity, including without limitation, the right to sue a breaching party for any prior breach of the Agreement, or for breach of the whole Agreement or any unperformed balance thereof, as is the case under the Colorado Uniform Commercial Code (UCC § 2-106(4)) with respect to "cancellation" of a contract for breach.

               (b) Termination for Bankruptcy.  Unless  impermissible  under the applicable laws as of the date that written notice of termination is given, either party shall have the right to terminate this Agreement by giving the other party written notice of a termination as a result of such other party being: (i) the subject, for more than sixty days, of any voluntary or involuntary proceeding relating to bankruptcy, or composition of or assignment for the benefit of creditors, (ii)
        insolvent; (iii) subject to liquidation or receivership pursuant to the order of any court or tribunal of (a) any nation; (b) any state of such foreign nation, or (c) any political subdivision of such foreign nation (foreign court); (iv) admitted to the benefits of any procedure of a foreign court for the settlement of debts; declared bankrupt by any foreign court; dissolved by any foreign court; or otherwise admitting in writing its inability to pay its debts. This Agreement shall terminate effective on the date set forth in the termination notice.

     13.2 Defaults - General. Except for the arbitration provisions of this
Agreement, should there be a material breach as to any obligation hereunder that does not involve payment of a fee, royalty, or other amount of money due to
Alpha Engines, and should the breaching party fail to put into action, within forty-five days after receiving written notice thereof from the other party, and diligently thereafter pursue, a reasonable remedy designed to diligently cure
(in the reasonable judgment of the other party) such material breach or default, then this Agreement may thereupon be terminated by the other party by giving written notice of termination to the breaching party.

                                       24

     13.3 Defaults - Non-Payment by Licensee. (a) Should Licensee fail to pay any contract sum, fee, royalty or other amount due to Alpha Engines when it is due hereunder, and following such failure of payment, should Licensee fail to pay such contract sum, fee, royalty or amount in full within fifteen days after receiving written notice thereof from Alpha Engines, this Agreement may thereupon be terminated by Alpha Engines giving written notice of termination to
Licensee.

     13.4 License Termination for Infringement of U.S. Letters Patents.

               (a) Licensee Termination Based on Infringement. Should an adverse judgment be entered against Alpha Engines or Licensee for reason of infringement of U.S. Letters Patent that arises out of the grant of the license pursuant to this Agreement, Licensee shall have the right to terminate this Agreement by giving ninety days prior written notice to Alpha Engines. For the period from the receipt of such notice by
        Alpha Engines through such ninetieth day, Licensee shall comply with the terms of the judgment insofar as restrictions imposed by it are concerned. If such restrictions materially affect Licensee's ability to use the Detonation Engine Technology as licensed under this
        Agreement, Licensee will not be required to pay any further royalties pursuant to this Agreement that would have accrued during such period but for termination. If the restrictions do not materially affect use of the Detonation Engine Technology in the Licensed Field, as defined in this Agreement, Licensee's further royalty obligations shall not be affected.

               (b) License Abatement Based Upon Infringement. In lieu of the preceding subsections of this section, should an adverse judgment be entered against Alpha Engines or Licensee for reason of infringement of U. S. Letters Patent that arise out of the Licensed Patents and that partially reduce Licensee's ability to use the Detonation Engine
        Technology, Licensee shall have the right to reduce the amount of the royalties payable under this Agreement by a percentage equal to the percentage decrease in the value of the use of the Detonation Engine
        Technology to Licensee due to such adverse judgment. The amount of such percentage decrease in the value of the Detonation Engine
        Technology shall be determined by the parties hereto, or failing their agreement, by arbitration pursuant to this Agreement.

     13.5 No Termination Rights Regarding Adverse Trademark Decisions. Neither
Alpha Engines nor Licensee shall have the right to terminate this Agreement for reason of an adverse final judgment respecting infringement or unfair competition that involves a use of any trademarks used or licensed by Alpha
Engines for the Detonation Engine Technology.

     13.6 Winding Up. On the effective date of any termination, cancellation or expiration of this Agreement, the right and license granted herein to Licensee shall terminate; provided, however, that, except where such termination, cancellation or expiration is the result of Licensee's failure to pay license fees or royalties when due, Licensee may use, sell, or otherwise dispose of its
Detonation Engines in stock or in production on the effective date of termination, cancellation or expiration provided Licensee complies with the reporting and royalty payment provisions of this Agreement with respect to such
Detonation Engines.

                                       25

     13.7 Payment Obligations. Licensee's obligation to pay for technical consulting services and the license fees and royalties specified in this
Agreement shall survive any termination, cancellation or expiration of this
Agreement. After any termination, cancellation or expiration of this Agreement,
Alpha Engines shall have no obligation to refund any money paid to it under this
Agreement.

     13.8 No Damage. Neither party shall be liable for damages of any kind as a result of properly exercising its respective right to terminate this Agreement according to the terms and conditions of this Agreement.

     13.9 Confidentiality Continues. All confidentiality obligations imposed on the parties under this Agreement shall survive any termination, cancellation or expiration of this Agreement.

     13.10 Payment Obligations Continue.  Upon termination of this Agreement for any reason, nothing shall be construed to release Licensee from any of its obligations or liabilities to Alpha Engines hereunder, including without limitation, Licensee's obligations to pay Alpha Engines any and all fees, royalties or other amounts accrued but unpaid before or after the date of such termination.

     13.11 Licensee To Cease Practice of the Technology. Upon termination or expiration of this Agreement, Licensee shall take the following actions and have the following rights:

               (a) Discontinue Use and Operations. Licensee shall immediately discontinue operations of the manufacturing plant or plants permitted under this Agreement for the manufacture of Detonation Engines.

               (b) Period Preceding Termination. If the date of termination or expiration is known in advance, Licensee shall, during the period immediately preceding the date of termination or expiration, complete use of the Detonation Engine Technology, finish and wind up production of Detonation Engines within three months after the date of termination or expiration, and liquidate its inventory of Detonation
        Engines, all in accordance with the terms and conditions of this
        Agreement.

               (c) One Year Following Termination. Licensee shall have the right for a period of one year, but not more, after the date of termination or expiration, to sell any Detonation Engines produced after termination or expiration during the three-month winding up period.
        Licensee shall sell and return to Alpha Engines or its designee, but not to anyone else, at the place specified by Alpha Engines, any
        Detonation Engines remaining in inventory at the end of the one-year period, at Licensee's Cost for those engines. Licensee shall also sell and return to Alpha Engines those parts and items of production equipment comprising any part of the manufacturing plant or plants that might enable others to appropriate or use Confidential
        Information. The purchase price for the parts and equipment shall be the lesser of their depreciated value carried on the books of Licensee or $1,000. Reasonable shipping charges shall be paid by Alpha Engines or its designee.

                                       26

               (d) Use and Supply  Contacts.  Any  separate  agreement or supply contract for consulting services and EIC Ignition Systems entered into between Alpha Engines and Licensee, or any Affiliate, shall be terminated as of the date this Agreement terminates or expires.

     14. Miscellaneous.

     14.1 Assignment by Alpha Engines. This Agreement and any and all of the
rights of Alpha Engines hereunder shall be freely assignable by Alpha Engines to any party.

     14.2 Assignment By Licensee.  This Agreement and the rights and obligations of Licensee hereunder may be assigned by Licensee only to a purchaser of the entire ownership of the business or all the assets of Licensee to which this
Agreement pertains (regardless of the form of the sale of such business or assets, and only with the express written consent of Alpha Engines, which it may withhold in its sole and absolute discretion). Alpha Engines is entering into this Agreement because of its evaluation of the capabilities of Licensee and its personnel and other factors that are important in the judgment of Alpha Engines.
Accordingly, this Agreement is personal to Licensee, is granted only to it, and may be performed only by it. This Agreement and the rights and obligations of
Licensee hereunder may not be assigned, transferred or delegated by Licensee to any assignee, transferee or successor of Licensee, voluntarily or by operation of law or otherwise, regardless of the form of transfer, including transfer of
Licensee's business or assets or merger or consolidation of entities. Alpha
Engines may withhold its consent to any proposed assignment, transfer or delegation that is not satisfactory to it in its sole judgment and discretion.
With respect to any permitted assignment by Licensee, neither the Licensee nor the assignee shall be released or otherwise relieved of any liability for obligations and infringements occurring prior to the date of the assignment.

     14.3 Arbitration and Injunctive Relief.

               (a) Procedure for Arbitration; Judgment. Except as specified in this Agreement for the non-payment of sums of money due to Alpha
        Engines, any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its
        interpretation, performance or termination, which the parties are unable to resolve within sixty days after written notice by a party to the other, shall be submitted to arbitration by any party after giving the other party fifteen days prior written notice of such intent.
        Thereafter, such dispute, controversy or claim shall be finally resolved by arbitration, which shall be the exclusive means for deciding the matter. The arbitration shall be in accordance with the commercial rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. In the event of any conflict between the rules and this section, the provisions of this section shall govern. The arbitration, including

                                       27

        the rendering of the award, shall take place in the city of Denver,
        Colorado, United States of America, which shall be the exclusive forum for resolving such dispute, controversy or claim. For the purpose of the arbitration, the provisions of this Agreement and all rights and obligations hereunder shall be governed or construed in accordance with the laws of the state of Colorado, United States of America, without regard to the conflicts of law doctrine observed in Colorado.
        The parties shall allow and participate in discovery in accordance with the United States Federal Rules of Civil Procedure. Unresolved
        discovery disputes and other motions may be brought to the attention of the chair of the arbitration panel and may be finally disposed of by the chair of the panel. The arbitration award shall be in writing and specify the factual and legal basis for the award, and shall be accompanied by a reasoned opinion. The decision of the arbitrators shall be final and binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys'
        fees to the prevailing party) shall be paid as the arbitrators determine. Each party hereby submits itself to the jurisdiction of the courts of the place arbitration is held for the entry of judgment thereunder. Notwithstanding this provision, judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award and order of enforcement. The parties acknowledge that this Agreement and any award rendered pursuant to it if applicable, shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement
        of Foreign Arbitral Awards. In the event any such dispute, controversy or claim involves a claim of damages in excess of Fifty Thousand
        Dollars ($50,000), the arbitration shall be conducted by three arbitrators, one to be appointed by Alpha Engines, one to be appointed by Licensee and a third to be nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator within thirty days after the first has named an arbitrator, by the chief judge of the District Court for the City and County of Denver, Colorado;
        provided, however, that the arbitrators named by the parties shall be licensed mechanical engineers knowledgeable in turbine engine technology who are certified to practice engineering in at least one of the states of the United States. The arbitrator nominated by the arbitrators so selected and any arbitrator nominated by the chief judge of the District Court for the City and County of Denver, shall be an attorney located in Denver, Colorado who is a licensed member of the U.S. patent bar. In the event that either party within one month of any notification made to it of the submission to arbitration by the other party shall not have appointed its arbitrator, such arbitrator shall be appointed by the chief judge of the District Court for the
        City and County of Denver, Colorado. The decision of any two of the three arbitrators shall be deemed the decision of the arbitrators. In the event any such dispute, controversy or claim involves a claim of damages for Fifty Thousand Dollars ($50,000) or less, the arbitration shall be conducted by one arbitrator appointed by the chief executive officer of the American Arbitration Association located in Denver,
        Colorado, and such arbitrator shall be a licensed mechanical engineer knowledgeable in turbine engine technology who is certified to practice engineering in at least one of the states of the United
        States.

                                       28

               (b) Judicial Action for Specific Performance or Injunction.
        Notwithstanding anything contained in the preceding section to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through rectification of contract, specific performance, injunction or similar equitable relief. For the purpose of such proceedings, the provisions of this Agreement and all rights and obligations hereunder shall be governed and construed in accordance with the laws of the state of Colorado, United States of
        America, without regard to the conflicts of law doctrine observed in
        Colorado. The parties irrevocably submit to the jurisdiction of the courts of the state of Colorado and of the United States of America for the District of Colorado for these purposes; provided, however, that nothing herein shall preclude either party, if it thinks fit, from instituting proceedings for rectification of contract, specific performance, injunction or similar equitable relief against any other party or anyone acting by, through or under such other party in any country or place which may have jurisdiction for the purpose of protecting and enforcing the instituting party's rights either under this Agreement or pursuant to any other agreements, documents, instruments or otherwise. Licensee irrevocably designates and appoints the Secretary of State of Colorado as its agent for the service of process in Colorado and agrees to consider any legal process or any demand or notice made or served on said agent as being made on it;
        provided, however, that Alpha Engines shall within forty-eight hours of such service send to Licensee a copy of the documents so served, and such copies shall be sent by air courier to Licensee's address as set out in this Agreement or to such other address as Licensee may have given notice of in writing to Alpha Engines. In the alternative, service of process may be made by postage prepaid certified or recorded delivery air mail letter transmitted by either party to the other party at the address for notices set forth in this Agreement with a duplicate copy sent by postage prepaid certified or recorded delivery air mail letter to such other party's agent for service of process at its present office identified in this Agreement. The foregoing, however, shall not limit the right of either party to serve process in any other manner permitted by law or to bring any legal action or proceeding to protect and enforce through rectification of contract, specific performance, injunction or similar equitable relief its rights either hereunder or pursuant to any other agreements, documents, instruments or otherwise or to obtain execution of judgment in any court of competent jurisdiction. Each party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding for rectification of contract, specific performance, injunction or similar equitable relief relating to this Agreement in the state of Colorado and further irrevocably waives any claim that the state of Colorado is not a convenient forum for any such suit, action or proceeding.

     14.4 Third Parties. The parties intend to confer no benefit or right on any person not a party to this Agreement. No third party shall have the right to claim the benefit of any provision hereof as a third party beneficiary of any such provision.

     14.5 No Other Relationship. Nothing herein contained shall be deemed to create an agency, joint venture, partnership, franchise or similar relation between the parties hereto. Each party shall conduct all business in such party's own name as an independent contractor. Neither party shall be liable for the representations, acts, or omissions of the other party contrary to the terms of this Agreement. Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect whatsoever, other than as expressly provided for herein.

     14.6 Conversion to Dollars. If any payment due to Alpha Engines is stated
in a currency other than U.S. Dollars, such payment shall be converted into U.S.
Dollars at the commercial rate quoted in Denver, Colorado by Wells Fargo Bank
West, Colorado, N.A., or its successor, for a prime commercial customer to buy
U.S. Dollars with such other currency for spot value at or about eleven a.m.
(Denver time) eve business days immediately preceding the date on which the payment becomes due. If no such commercial rate is or can be quoted at such time, such payment shall be converted into U. S. Dollars at the commercial rate most recently quoted in Denver, Colorado by Wells Fargo Bank West, N.A., or its
successor, for a commercial customer to buy U.S. Dollars with such other currency for spot value prior to the due date. If no such commercial rate has been quoted at any time during the three-month period preceding the payment due date, such payment shall be converted into U.S. Dollars at the rate most recently used for the currency other than U. S. Dollars by Licensee, or an
Affiliate resident in the United States of America, or if none, by Alpha
Engines. In the event that any payment, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in payment of such amount of U.S. Dollars in Denver, Colorado, United States of America, Licensee
shall, immediately upon demand by Alpha Engines, make up any such deficiency and
Alpha Engines shall have a separate cause of action against Licensee in respect to the deficiency.

                                       29

     14.7 Fees Payable. Alpha Engines and Licensee acknowledge that there are no broker's commissions, finder's fees or other like amounts payable with regard to this transaction. Alpha Engines and Licensee agree to indemnify and hold the other harmless from and against all liability, claims, demands, damages or costs of any kind arising from or connected with any broker's or finder's fee, commission or charge claimed to be due any person arising from the indemnitor's conduct with respect to this Agreement and the transactions described in it.

     14.8 Force Majeure.

               (a) No Liability for Certain Delays or Defaults. Neither Alpha
        Engines nor Licensee shall be liable in damages, or have the right to terminate this Agreement, for any delay or default in performing any obligation hereunder if that failure or delay is due to any cause beyond the reasonable control and without default or negligence of that party and it is making efforts in good faith to comply with the terms of this Agreement; provided, however, in order to excuse its delay or default hereunder, a party shall notify the other within five business days of the delay or default of the occurrence or the cause specifying the nature and particulars thereof and the expected duration thereof; and provided, further, that within five business days of the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof. All obligations of both parties shall return to being in full force and effect upon the termination of such occurrence or cause
        (including without limitations any payment that became due and payable hereunder prior to the termination of such occurrence or cause).
        However, in the event that the duration of such occurrence or cause extends beyond one year, the non-excused party shall then have the right, by giving sixty days prior written notice to the other party, to terminate this Agreement unless the other party shall substantially cure such occurrence or cause within the sixty-day period.

               (b) Cause Beyond the Reasonable Control. For the purposes of this section, a "cause beyond the reasonable control" of a party shall mean any act of any government or other authority or statutory undertaking, labor walkout or work stoppage that compels termination of all work on a plant for the production of Detonation Engines or EIC Ignition
        Systems and continues for more than three months; ire; explosion;
        failure of electric power supply for thirty consecutive days; flood;
        riot or war (declared or undeclared) that renders a party unable to proceed with construction or continue, despite all reasonably commercial efforts to proceed or continue.

                                       30

     14.9 Cumulative Remedies; Waive; Time. Each and every power and remedy in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein or now or hereafter existing at law, in equity, or by statute. Each and every right, power and remedy, whether specifically provided in this Agreement or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the party exercising the right, power or remedy. The exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a wavier of the right to exercise at the same time or thereafter any other right, power or remedy. It is expressly understood and agreed by Licensee that time is of the essence of the Agreement and that no delay or omission by Alpha Engines in the exercise of any right or power or in the pursuit of any remedy accruing upon any ground for termination hereunder shall impair any such right, power or remedy or be construed to be a waiver thereof or of any such or to be an acquiescence therein, nor shall the acceptance by Alpha Engines of any payment be deemed a waiver of any right to take advantage of any future ground for termination or of any past ground for termination not completely cured thereby.

     14.10 Table of Contents and Headings. The table of contents accompanying this Agreement and the section headings contained herein are for ease of reference only. They do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

     14.11 Notices. Any notice, payment, request, demand or other communication hereunder shall be in writing and shall be deemed to have been duly given when
(i) delivered personally, upon personal delivery to the party to be notified; or
(ii) one business day after sent by facsimile transmission with confirmation that the facsimile message was received at the facsimile machine of the party to be notified, or (iii) five business days after sent by registered or certified mail, postage paid, to the party to be notified; or (iv) five business days after sent by ordinary mail, postage paid, to the party to be notified, at the address set forth below:

Alpha Engines:                                     Licensee:
President                                          President
Alpha Engines Corporation                          Turbine Truck Engines, Inc.
P. O. Box 9483                                     1200 Flightline Blvd., Ste. 5
Daytona Beach, Florida 32120-9483                  Deland, FL 32724
Facsimile: (904) 322-4594                          Facsimile: (904) 943-9910

Either Alpha Engines or Licensee may change its address, facsimile number or representative to be notified by written notice to the other party.

     14.12 Survival of Contents. Notwithstanding anything else in this Agreement to the contrary, the parties agree that those provisions of this Agreement that by their nature survive the termination or expiration of this Agreement shall do so to the extent required for the full observation and performance of them by any or all of the parties to this Agreement.

                                       31

     14.13 Accrued Obligations Not Released. Unless otherwise specifically provided in this Agreement, all rights and obligations of Alpha Engines and
Licensee hereunder shall remain in effect throughout the term of this Agreement.
Neither cancellation, expiration or other termination of this Agreement shall relieve either party of any obligation arising under this Agreement which shall have accrued prior to such cancellation, expiration or other termination, or which accrues thereafter pursuant to the terms of this Agreement.

     14.14 Integration. This Agreement represents the entire agreement of the parties with respect to the subject matter herein contained and supersedes all prior correspondence, conversations, negotiations and understandings with respect to those subjects, except as to other written agreements referred to in this Agreement. No change or modification to this Agreement shall be valid unless in writing and signed by the parties to this Agreement.

     14.15 Construction. This Agreement has been prepared, examined, negotiated and revised by each party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any party to this
Agreement by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

     14.16 Invalidity of Provision. If any of the provisions of this Agreement shall be held by arbitrators or a court or administrative agency of competent jurisdiction to contravene the laws of any country, it is agreed that such invalidity or illegality should not invalidate the whole Agreement, but this
Agreement shall be construed as if it did not contain the provision or provisions held to be invalid or illegal in the particular jurisdiction concerned, and insofar as such construction does not affect the substance of this Agreement and the rights and obligations of the parties hereto, it shall be construed and enforced accordingly. In the event, however, that such invalidity or illegality will substantially alter the relationship between the parties to this Agreement, affecting adversely the interest of either party, then the parties hereto shall negotiate a mutually acceptable alternative provision not in conflict with such laws.

     14.17 Further Assurances. Each party shall execute and deliver all such further documents and instruments and take all such further actions as may be reasonably required or appropriate to carry out the intent and purposes expressed in this Agreement.

     14.18 Counterparts. This Agreement may be executed in several counterparts.
All copies so executed shall  constitute but one and the same  agreement,  which shall be binding on all the parties hereto notwithstanding that less than all of
the   parties  may  have   signed  the   original   or  the  same   counterpart.

                                       32

          IN WITNESS WHEREOF, the parties have executed duplicate originals of this Agreement by their duly authorized officers as of the date first mentioned above.

 Alpha Engines Corporation                      ATTEST:

 By: /s/ Robert L. Scragg                      /s/ Barbara J. Scragg
         Robert L. Scragg, President               B.J. Scragg, Secretary

 Licensee: Turbine Truck Engines, Inc.          ATTEST:

 By: /s/ Michael Rouse                         /s/ James A. Teters, Jr.
         Michael Rouse, Chairman and CEO           James A. Teters, Jr., President and COO

                                       33

                                    EXHIBIT A

                            Confidentiality Agreement

     This Agreement is entered into as of _______________________,  200__ by and between TURBINE TRUCK ENGINES, INC., a corporation incorporated in the USA under provisions of the laws of Delaware (Turbine Truck Engines), and
____________________________________________, a corporation organized under the laws of ___________________, (Recipient) whose address is
________________________________ in consideration of the following circumstances.

     A. Turbine Truck Engines has obtained from Alpha Engines Corporation a limited license to use certain technology developed by Alpha Engines for a new gas turbine engine system (called Detonation Cycle Gas Turbine Engine or
Detonation Engine), that uses cyclic detonations, provided by a process called
"electromagnetic isothermal combustion" (EIC), for complete combustion of any fuel. The Detonation Engine may be designed and manufactured in many sizes and configurations that enable it to produce the desired horsepower and meet the design, weight and other special requirements for various discrete applications.
Alpha Engines is in the business of licensing use of its technology for the
Detonation Engine for many different applications.

     B. Alpha Engines also owns and Turbine Truck Engines has licensed certain technical information, data, know-how and unpatented inventions (Alpha Engines
Technical Information) that are useful with the Detonation Engine. The technology for practice of the Patent Rights, including the Alpha Engines
Technical Information, is collectively called "Detonation Engine Technology."

     C. For the purpose of evaluating or practicing the Detonation Engine
Technology for heavy duty highway truck engines, Recipient desires to receive confidential information about the Detonation Engine Technology that is licensed by Turbine Truck Engines and is proprietary to Alpha Engines and material to
Turbine Truck Engines and Alpha Engines's businesses and not generally known in the industry. During the term of this Agreement and any further agreement for use of the Detonation Engine Technology, the Recipient may receive additional confidential information relating to the Detonation Engine Technology. All of the foregoing confidential information, including the Detonation Engine
Technology, is collectively called Confidential Information.

     D. Licensee agrees that all information that it receives from Turbine Truck
Engines and Alpha Engines and their agents relating to the Detonation Engine
Technology, all EIC Ignition Systems and the component parts and auxiliary systems used for operation of Detonation Engines, as well as designs and specifications, including without limitation, (a) preliminary engineering designs and specifications, flow sheets, drawings related to the designs, aspects, configurations, operating conditions, and functions of Detonation
Engines and component parts and auxiliary systems; (b) plans, engineering designs and specifications, and instrumentation drawings for those systems; (c)
cost estimates, construction standards and procedures; (d) processes, formulas, improvements, inventions, techniques, designs and plans for manufacturing plants; (e) forecasts, new products, customer lists, information regarding prospective financing sources, competitors, fee and royalties charged by Alpha
Engines; (fj all know-how, technology, trade secrets and other proprietary information of Turbine Truck Engines and Alpha Engines, and (g) non-published financial information relating to Turbine Truck Engines and Alpha Engines
(Confidential Information) shall be considered confidential.

                                       34

     Now,  therefore,  in consideration of the preceding  circumstances  and the following covenants, promises and agreements, Turbine Truck Engines agrees to disclose to the Recipient, on the following terms and conditions, certain aspects of the Confidential Information.

     1. Receipt and Confidentiality. Whether or not Recipient enters into any further transaction with Turbine Truck Engines or Alpha Engines, Recipient will not use such information except for the purpose of evaluating, or if a sublicense is granted by Turbine Truck Engines to Recipient that is approved by
Alpha Engines, to practicing the Detonation Engine Technology described in this
Agreement. Recipient will not disclose such information to anyone except its employees and agents that Recipient determines need to know in connection with such purposes, and to them only if (i) they have executed a confidentiality agreement maintained by Recipient, with a true copy delivered to Turbine Truck
Engines, in substantially the form and with the terms of this Agreement, or (ii)
Recipient has taken other steps to strictly ensure that such persons will maintain its confidentiality. The Confidential Information shall be kept confidential during the term of this Agreement and after termination or expiration of this Agreement until such time as the information ceases being
Confidential Information pursuant to the following provisions of paragraph 2.

     2. Limit on Obligation. Confidential Information, for the purpose of this
Agreement, shall not include, and Recipient and its employees and agents shall not be limited in disclosing the same, if and to the extent that the information, as shown by competent evidence:

          (a) is or becomes, through no fault of the party obligated to maintain confidentiality, in the public domain;

          (b) is lawfully obtained by Recipient from a source other than Turbine
     Truck Engines, Alpha Engines or their agents;

          (c) was already known by  Recipient at the time of its receipt, as shown by reasonable proof filed with Turbine Truck Engines within thirty days after its receipt by the Recipient; or

          (d) is required to be disclosed by order of any court or governmental authority having jurisdiction.

     Disclosures that are specific, including but not limited to operating conditions such as pressures, temperatures, formulas, procedures and other such standards and conditions, shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures available to the general public or in Recipient's possession. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because the individual features are available to the general public or in
Recipient's possession unless the combination itself and its principle of operation are available to the general public.

                                       35

     3.  Published Disclosure.  It is agreed that the disclosure of certain information by Turbine Truck Engines or Alpha Engines in a publication, such as in letters patent, technical and scientific articles, lectures, or by otherwise placing it in the public domain, will not free Recipient from its obligation to maintain in confidence any information not specifically disclosed in or fairly ascertainable from the publication or other disclosure, such as, for example, the fact that information in the publication or any portion of it is or is not used by either party.

     4.  Duration of Obligations. Recipient shall not use the Confidential
Information after termination or expiration of this Agreement until such time, if any, as the information ceases being Confidential Information pursuant to the provisions of paragraph 2.

     5. Remedies for Breach. Recipient hereby agrees that the violation, breach or threatened violation or breach of the agreements contained herein may cause immediate and irreparable harm to Turbine Truck Engines and Alpha Engines and their affiliated entities, which may be difficult to calculate, and that any award of any sum of money damages may not be adequate relief to Turbine Truck engines or Alpha Engines. Recipient therefore agrees that, in the event of any actual or threatened violation of the provisions of the Agreement, Turbine Truck
Engines and Alpha Engines shall have the right to injunctive and other equitable relief against Recipient in addition to any other judicial and equitable remedies in any court of competent jurisdiction, without bond.

     6.  Legal and Accounting Fees. In the event that a court of competent jurisdiction judicially determines that there has been a breach of this
Agreement by either party, the prevailing party shall be entitled to all costs and expenses incurred by the other in the enforcement hereof, including, without limitation, all actual and reasonable attorney fees and accounting fees, as well as damages.

     7. Conflicting Obligations. The Recipient believes that it is free to enter into this Agreement and perform in accordance therewith. If, however, the
Recipient finds, upon its receipt of Confidential Information, that a conflict appears likely to occur because of Recipient's previous and continuing obligations or commitments to other parties, then Recipient will promptly so advise Turbine Truck Engines in writing and, unless otherwise then agreed by the parties, will return any documents and other materials containing Confidential
Information to Turbine Truck Engines without copying, retaining copies, summaries, analyses or extracts thereof. Thereafter, Recipient shall maintain the confidentiality of the Confidential Information as provided in this
Agreement.

     8.  Effects of Agreement.  The execution of this Agreement creates and ratifies only the relationship and prior agreements recited. It conveys no right to use any of the Confidential Information disclosed for any commercial purposes beyond the contemplated evaluation without the specific written authorization of
Turbine Truck Engines in the form of a sublicense that has been approved in writing by Alpha Engines to practice and use the Detonation Engine Technology.
Termination of this Agreement shall not operate to terminate obligations of the parties arising under the Agreement.

                                       36

     9. Binding Effect; Governing Law. The agreements contained herein shall be binding upon and inure to the benefit of Recipient, Turbine Truck Engines and
Alpha Engines, their successors, assigns and legal representatives. This is a contract, made and to be performed in the state of, United States of America, whose substantive laws, without regard to conflict of laws, shall apply to its construction and enforcement. The agreements contained in this Agreement supersede any and all prior agreements between Recipient and Turbine Truck
Engines relating to the subject matter.

                                                      RECIPIENT:
ATTEST:

                                                      By:
                                                      Name:
                                                      Title:

                                                      TURBINE TRUCK ENGINES, INC.
ATTEST:

                                                      By:
                                                      Name:
                                                      Title:

                                       37